Exhibit No. 14

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports each dated May 28, 2015 relating to the financial statements and financial highlights of Mercer US Small/Mid Cap Value Equity Fund and Mercer US Small/Mid Cap Growth Equity Fund, each appearing in the Annual Report on Form N-CSR of Mercer Funds for the year ended March 31, 2015. We also consent to the reference to us under the heading “Financial Highlights of the Acquiring Fund” in the Information Statement/Prospectus which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 19, 2016

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